Exhibit 31.3

Certification of Chief Executive Officer

of Periodic Report Pursuant to Rule 13a-14(a) and Rule 15d-14(a)

I, Dane C. Andreeff, certify that:

1.	I have reviewed Amendment No. 1 to annual report on Form 10-K of Helius Medical Technologies, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 8, 2020

/s/ Dane C. Andreeff
Dane C. Andreeff
Interim President and Chief Executive Officer and Director (Principal Executive Officer)